EXHIBIT 23.2
                                                                    ------------



                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in the Annual Information Form of PrimeWest Energy Trust which forms part of the Annual Report on Form 40-F of PrimeWest Energy Trust of our report on the financial statements of Cypress Energy Inc. dated April 16, 2001.




                                        [SIGNED ERNST & YOUNG LLP]

                                        /s/ ERNST & YOUNG LLP
                                        ---------------------
Calgary, Canada
March 12, 2003                          Chartered Accountants